Exhibit 99.1

April 19, 2022

PACWEST BANCORP ANNOUNCES RESULTS FOR THE FIRST QUARTER 2022

FOR IMMEDIATE RELEASE

FIRST QUARTER 2022 RESULTS

$120.1M	$1.01	$162.1M	20.93%
Net Earnings	Diluted Earnings per Share	PPNR	ROATE

FIRST QUARTER 2022 HIGHLIGHTS

•	Net Earnings of $120.1 Million or $1.01 Per Diluted Share
•	PPNR of $162.1 Million, Down 10.8% vs. 4Q21
•	Net Interest Income (TE) of $312.7 Million in 1Q22 vs. $304.5 Million in 4Q21
•	No Provision for Credit Losses in 1Q22 vs. Benefit of $6.0 Million in 4Q21
•	Noninterest Income of $20.8 Million in 1Q22 vs. $57.4 Million in 4Q21; Warrant Income Down $23.4 Million
•	Noninterest Expense of $167.4 Million in 1Q22 vs. $176.1 Million in 4Q21
•	Loan Growth of $1.4 Billion or 6.1% from Prior Quarter
•	Loan and Lease Production of $2.6 Billion in 1Q22 vs. $3.4 Billion in 4Q21; WAC of 4.31% in 1Q22 vs. 3.89% in 4Q21
•	Civic Loan Production of $559 Million in 1Q22 vs. $480 Million in 4Q21
•	Classified and Special Mention Loans and Leases Fell $34.0 Million and $14.3 Million from 4Q21
•	ACL Ratio of 1.12% and ALLL Ratio of 0.81% at 1Q22 vs. 1.19% and 0.87% at 4Q21, Respectively
•	Net Charge-offs of $1.2 Million
•	Core Deposits Down $1.1 Billion or 3.2%, Represents 95% of Total Deposits
•	Cost of Deposits of 7 bps in 1Q22 vs. 8 bps in 4Q21
•	Capital Ratios Declined Due to Growth in Risk-Weighted Assets – CET1 Ratio of 8.64% and Total Capital Ratio of 12.27% at 1Q22
•	Tangible Book Value Per Share of $18.42 at 1Q22 vs. $21.31 at 4Q21 (Due to AOCI Change Noted Below)
•	Available-for-Sale Securities Decreased from $10.7 Billion at 4Q21 to $10.0 Billion at 1Q22; AOCI on the AFS Portfolio Changed from a Net Unrealized Gain of $66.0 Million at 4Q21 to a Net Unrealized Loss of $376.5 Million at 1Q22

CEO COMMENTARY

Matt Wagner, President and CEO, commented, “Although external events and the resulting volatility in the capital market negatively impacted the first quarter, we continued to make progress on our strategic priorities of increasing earning assets through loan growth and growing net interest income while continuing to improve asset quality. The increase in average loans and leases of nearly $2.1 billion and decreasing higher-rate wholesale deposits during the first quarter resulted in an $8.3 million increase in net interest income and helped drive a 19 basis point increase in our net interest margin compared to the fourth quarter. Loans grew by $1.4 billion in the first quarter to an all-time high of $24.4 billion. With the 25 basis point increase by the Federal Reserve in market rates occurring late in the quarter, the increase had a minimal impact on first quarter results. Total deposits decreased by $1.8 billion driven by a decrease of $1.5 billion in venture banking due to declines in capital market activity, along with the planned reduction in maturing wholesale deposits of $0.5 billion, offset by deposit growth of $180 million in community banking.”

“Credit quality continues the improvement seen throughout 2021 with a $14.3 million decrease in special mention loans and leases in 1Q22 and a $34.0 million decrease in classified loans and leases in 1Q22, which, combined with changes in our loan portfolio composition, resulted in no provision for credit losses for the quarter.”

“The loan growth particularly over the last three quarters has increased risk-weighted assets resulting in a decrease in capital ratios, which remain well above regulatory thresholds. Capital and balance sheet management remain a focus area as we look to grow our capital levels to keep pace with our growth expectations.”

FINANCIAL HIGHLIGHTS

`	At or For the			At or For the
	Three Months Ended			Three Months Ended
	March 31,	December 31,	Increase	March 31,		Increase
Financial Highlights (1)	2022	2021	(Decrease)	2022	2021	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings	$120,128	$136,045	$(15,917)	$120,128	$150,406	$(30,278)
Diluted earnings per share	$1.01	$1.14	$(0.13)	$1.01	$1.27	$(0.26)
Pre-provision, pre-tax net revenue ("PPNR") (2)	$162,109	$181,677	$(19,568)	$162,109	$155,962	$6,147
Return on average assets	1.22%	1.34%	(0.12)	1.22%	1.94%	(0.72)
PPNR return on average assets (2)	1.65%	1.79%	(0.14)	1.65%	2.01%	(0.36)
Return on average tangible equity (2)	20.93%	22.06%	(1.13)	20.93%	25.67%	(4.74)

Yield on average loans and leases (tax equivalent)	4.66%	4.93%	(0.27)	4.66%	5.20%	(0.54)
Cost of average total deposits	0.07%	0.08%	(0.01)	0.07%	0.11%	(0.04)
Net interest margin ("NIM") (tax equivalent)	3.43%	3.24%	0.19	3.43%	3.69%	(0.26)
Efficiency ratio	50.1%	46.2%	3.9	50.1%	46.4%	3.7

Total assets	$39,249,639	$40,443,344	$(1,193,705)	$39,249,639	$32,856,533	$6,393,106
Loans and leases held for investment, net of deferred fees	$24,352,072	$22,941,548	$1,410,524	$24,352,072	$18,979,228	$5,372,844
Noninterest-bearing demand deposits	$14,057,051	$14,543,133	$(486,082)	$14,057,051	$11,017,462	$3,039,589
Core deposits	$31,676,404	$32,734,949	$(1,058,545)	$31,676,404	$25,576,348	$6,100,056
Total deposits	$33,224,895	$34,997,757	$(1,772,862)	$33,224,895	$28,223,291	$5,001,604

As percentage of total deposits:
Noninterest-bearing demand deposits	42%	41%	1	42%	39%	3
Core deposits	95%	93%	2	95%	91%	4

Equity to assets ratio	9.30%	9.89%	(0.59)	9.30%	11.12%	(1.82)
Common equity tier 1 capital ratio	8.64%	8.86%	(0.22)	8.64%	10.39%	(1.75)
Total capital ratio	12.27%	12.69%	(0.42)	12.27%	13.60%	(1.33)
Tangible common equity ratio (2)	5.83%	6.54%	(0.71)	5.83%	7.68%	(1.85)
Book value per share	$30.52	$33.45	$(2.93)	$30.52	$30.68	$(0.16)
Tangible book value per share (2)	$18.42	$21.31	$(2.89)	$18.42	$20.39	$(1.97)

(1)	The operations of the HOA Business are included from its October 8, 2021 acquisition date and the operations of Civic are included from its February 1, 2021 acquisition date.
(2)	Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $8.3 million to $308.7 million for the first quarter of 2022 compared to $300.4 million for the fourth quarter of 2021 due mainly to higher income on investment securities and loans and leases primarily resulting from higher average balances as we deployed our excess liquidity. Income on investment securities increased by $5.0 million in the first quarter of 2022 due to a $433 million increase in the average balance of investment securities and a 15 basis point increase in the yield on average investment securities. Income on loans and leases increased by $4.1 million in the first quarter of 2022 due to a $2.1 billion increase in the average balance of loans and leases, offset partially by a 27 basis point decrease in the yield on average loans and leases and two fewer days compared to the fourth quarter of 2021. The tax equivalent yield on average loans and leases was 4.66% for the first quarter of 2022 compared to 4.93% for the fourth quarter of 2021. The decrease in the tax equivalent yield on average loans and leases was due primarily to loan prepayment fees being lower by $5.8 million and amortized loan fees being lower by $4.0 million.

The tax equivalent NIM was 3.43% for the first quarter of 2022 compared to 3.24% for the fourth quarter of 2021. The increase in the NIM was due mainly to the change in the interest-earning assets mix driven by the increase in the balance of average loans and leases and investment securities as a percentage of average interest-earning assets from 84% to 92% and the decrease in the balance of average deposits in financial institutions as a percentage of average interest-earning assets from 16% to 8%, partially offset by a lower yield on average loans and leases. The average balance of loans and leases increased by $2.1 billion, the average balance of investment securities increased by $433 million, and the average balance of deposits in financial institutions decreased by $2.9 billion to $3.1 billion. The increase in the average balances of loans and leases and investment securities was the result of the Company’s effort to deploy our excess liquidity efficiently.

The cost of average total deposits was 0.07% in the first quarter of 2022 compared to 0.08% in the fourth quarter of 2021.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Provision for Credit Losses	2022	2021	(Decrease)

	(In thousands)
Reduction in allowance for loan and lease losses	$(2,000)	$(3,000)	$1,000
Addition to (reduction in) reserve for unfunded loan commitments	2,000	(3,000)	5,000
Total provision for credit losses	$-	$(6,000)	$6,000

There was no provision for credit losses for the first quarter of 2022 compared to a benefit of $6.0 million for the fourth quarter of 2021. In the first quarter of 2022, the continued credit quality improvement combined with changes in our loan portfolio composition, offset by the provision needed for growth in loans and unfunded commitments, resulted in no provision for the quarter.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2022	2021	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,571	$3,476	$95
Other commissions and fees	11,580	10,633	947
Leased equipment income	13,094	12,602	492
Gain on sale of loans and leases	60	172	(112)
Gain on sale of securities	104	999	(895)
Dividends and (losses) gains on equity investments	(11,375)	(1,570)	(9,805)
Warrant income	629	23,990	(23,361)
Other income	3,155	7,080	(3,925)
Total noninterest income	$20,818	$57,382	$(36,564)

Noninterest income decreased by $36.6 million to $20.8 million for the first quarter of 2022 compared to $57.4 million for the fourth quarter of 2021 due primarily to decreases of $23.4 million in warrant income, $9.8 million in dividends and gains on equity investments, and $3.9 million in other income. Warrant income decreased to $0.6 million in the first quarter of 2022 from a record quarterly high of $24.0 million in the fourth quarter of 2021 due to decreased capital market activity and volatility resulting from geopolitical tensions and inflationary pressures. The capital market volatility also impacted the fair values of our equity investments in the first quarter of 2022. Dividends and gains on equity investments decreased due primarily to lower gains on sales of equity investments, higher fair value losses on equity investments still held, and lower income distributions and fair value marks on SBIC investments. The net realized and unrealized losses on equity investments were $12.2 million in the first quarter of 2022, with one equity investment accounting for $7.5 million of the total net losses. As of March 31, 2022, we held six equity investments with a carrying value of $8.8 million, two of which were sold in April reducing the balance to $0.1 million. Other income decreased due to an early lease termination of $4.9 million recorded in the fourth quarter of 2021, partially offset by a $1.0 million increase in foreign currency translation gains.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2022	2021	(Decrease)

	(In thousands)
Compensation	$92,240	$99,700	$(7,460)
Occupancy	15,200	14,656	544
Data processing	9,629	8,171	1,458
Other professional services	5,954	5,946	8
Insurance and assessments	5,490	5,032	458
Intangible asset amortization	3,649	3,876	(227)
Leased equipment depreciation	9,189	9,569	(380)
Foreclosed assets (income) expense, net	(3,353)	(260)	(3,093)
Acquisition, integration and reorganization costs	-	5,590	(5,590)
Customer related expense	12,655	6,175	6,480
Loan expense	5,157	5,627	(470)
Other	11,616	12,028	(412)
Total noninterest expense	$167,426	$176,110	$(8,684)

Noninterest expense decreased by $8.7 million to $167.4 million for the first quarter of 2022 compared to $176.1 million for the fourth quarter of 2021 due primarily to a decrease in compensation expense of $7.5 million, a decrease in acquisition, integration and reorganization costs of $5.6 million, and an increase in foreclosed assets income of $3.1 million, partially offset by an increase in customer related expense of $6.5 million. The decrease in compensation expense was due mainly to lower commissions and bonus expense, partially offset by a seasonal increase in payroll taxes. There were no acquisition, integration and reorganization costs in the first quarter of 2022 compared to $5.6 million in the fourth quarter of 2021 related to the October 8, 2021 HOA Business acquisition. The increase in foreclosed assets income was due to a $3.2 million gain on the sale of our largest foreclosed property. The increase in customer related expense was due to increased third-party expenses related to the HOA Business.

Income Taxes

The effective income tax rate was 25.9% for the first quarter of 2022 compared to 27.5% for the fourth quarter of 2021. The decrease was due primarily to a lower blended state tax rate. The effective tax rate for the full year 2022 is currently estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31, 2022		December 31, 2021		March 31, 2021
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$14,057,051	42%	$14,543,133	41%	$11,017,462	39%
Interest checking	6,673,696	20%	7,319,898	21%	6,862,398	25%
Money market	10,301,996	31%	10,241,265	29%	7,112,610	25%
Savings	643,661	2%	630,653	2%	583,878	2%
Total core deposits	31,676,404	95%	32,734,949	93%	25,576,348	91%
Non-core non-maturity deposits	322,732	1%	889,976	3%	1,162,590	4%
Total non-maturity deposits	31,999,136	96%	33,624,925	96%	26,738,938	95%
Time deposits $250,000 and under	878,383	3%	885,938	3%	940,340	3%
Time deposits over $250,000	347,376	1%	486,894	1%	544,013	2%
Total time deposits	1,225,759	4%	1,372,832	4%	1,484,353	5%
Total deposits	$33,224,895	100%	$34,997,757	100%	$28,223,291	100%

At March 31, 2022, core deposits totaled $31.7 billion or 95% of total deposits, including $14.1 billion of noninterest-bearing demand deposits or 42% of total deposits. Core deposits decreased by $1.1 billion or 3.2% in the first quarter of 2022 driven primarily by a decrease in balances from our venture banking clients, offset partially by an increase in community banking deposits. Total deposits decreased by $1.8 billion or 5.1% in the first quarter of 2022 due to the $1.5 billion decrease in venture banking deposits and a $0.6 billion decrease in non-core non-maturity deposits, of which $0.5 billion was scheduled for maturity during the quarter, offset partially by an increase of $180 million in community banking deposits. Total venture banking deposits decreased from $15.5 billion as of December 31, 2021 to $14.0 billion as of March 31, 2022.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds increased from $1.4 billion as of December 31, 2021 to $1.7 billion as of March 31, 2022, of which $1.0 billion was managed by PWAM. The increase was primarily attributable to our venture banking clients.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Roll Forward of Loans and Leases Held for Investment, Net of Deferred Fees	2022	2021

	(Dollars in thousands)
Balance, beginning of period	$22,941,548	$20,511,020
Additions:
Production	2,574,860	3,372,815
Disbursements	1,589,152	1,917,195
Total production and disbursements	4,164,012	5,290,010
Reductions:
Payoffs	(1,448,680)	(2,000,293)
Paydowns	(1,264,571)	(845,443)
Total payoffs and paydowns	(2,713,251)	(2,845,736)
Sales	(36,698)	(15,837)
Transfers to foreclosed assets	(305)	-
Charge-offs	(3,234)	(4,395)
Total reductions	(2,753,488)	(2,865,968)
Loans acquired through acquisitions	-	6,486
Net increase (decrease)	1,410,524	2,430,528
Balance, end of period	$24,352,072	$22,941,548

Weighted average rate on production (1)	4.31%	3.89%

(1)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 24 basis points to loan yields in 2022.

Loans and leases held for investment, net of deferred fees, increased by $1.4 billion or 6.1% in the first quarter of 2022 to $24.4 billion at March 31, 2022. The overall increase in the loans and leases balance for the first quarter of 2022 was due primarily to increases in the income producing and other residential, asset-based, and residential real estate construction portfolios, offset partially by reductions in the venture capital and other commercial portfolios.

Civic loan production was $559 million in the first quarter of 2022 compared to $480 million in the fourth quarter of 2021. The Civic loan portfolio as of March 31, 2022 totaled $1.7 billion.

PPP loans declined by $86.3 million in the first quarter of 2022, as the program continues to wind down. Net fees for PPP loans were $2.5 million in the first quarter of 2022, down from $3.6 million in the fourth quarter of 2021. Remaining PPP loans totaled $70.4 million as of March 31, 2022, with $1.7 million of net fees to amortize over the remaining life of the loans.

The weighted average rate on the $2.6 billion of production for the first quarter of 2022 increased to 4.31% from 3.89% in the fourth quarter of 2021 due primarily to the loan mix (lower levels of single-family loan pool purchases and higher level of Civic fundings). In the first quarter of 2022, we purchased $587 million of single-family loan pools compared to $1.1 billion in the fourth quarter of 2021. The single-family loan pool purchase portfolio as of March 31, 2022 totaled $2.9 billion.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	March 31, 2022		December 31, 2021		March 31, 2021
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,669,741	15%	$3,762,299	17%	$3,941,610	21%
Residential	8,369,550	35%	7,416,421	32%	4,045,603	21%
Total real estate mortgage	12,039,291	50%	11,178,720	49%	7,987,213	42%
Real estate construction and land:
Commercial	802,022	3%	832,591	4%	990,035	5%
Residential	2,891,467	12%	2,604,536	11%	2,575,788	14%
Total real estate construction and land	3,693,489	15%	3,437,127	15%	3,565,823	19%
Total real estate	15,732,780	65%	14,615,847	64%	11,553,036	61%
Commercial:
Asset-based	4,739,220	19%	4,075,477	18%	3,383,403	18%
Venture capital	2,077,339	9%	2,320,593	10%	1,495,798	8%
Other commercial	1,298,136	5%	1,471,981	6%	2,206,639	11%
Total commercial	8,114,695	33%	7,868,051	34%	7,085,840	37%
Consumer	504,597	2%	457,650	2%	340,352	2%
Total loans and leases held for investment, net of deferred fees	$24,352,072	100%	$22,941,548	100%	$18,979,228	100%

Total unfunded loan commitments	$9,899,345		$9,006,350		$8,127,999

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2022
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$200,564	$73,071	$273,635
Charge-offs	(3,234)	-	(3,234)
Recoveries	2,068	-	2,068
Net charge-offs	(1,166)	-	(1,166)
Provision	(2,000)	2,000	-
Ending balance	$197,398	$75,071	$272,469

	Three Months Ended December 31, 2021
	Allowance for	Reserve for	Total
	Loan and	Unfunded Loan	Allowance for
Allowance for Credit Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$203,733	$76,071	$279,804
Charge-offs	(4,395)	-	(4,395)
Recoveries	4,226	-	4,226
Net charge-offs	(169)	-	(169)
Provision	(3,000)	(3,000)	(6,000)
Ending balance	$200,564	$73,071	$273,635

The following table presents allowance for credit losses information as of and for the dates and periods indicated:

	March 31,	December 31,	Increase
Allowance for Credit Losses	2022	2021	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$197,398	$200,564	$(3,166)
Reserve for unfunded loan commitments	75,071	73,071	2,000
Allowance for credit losses	$272,469	$273,635	$(1,166)

Provision for credit losses (for the quarter)	$-	$(6,000)	$6,000
Net charge-offs (recoveries) (for the quarter)	$1,166	$169	$997
Net charge-offs (recoveries) to average loans and leases (for the quarter)	0.02%	0.00%
Allowance for loan and lease losses to loans and leases held for investment	0.81%	0.87%
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	0.81%	0.88%
Allowance for credit losses to loans and leases held for investment	1.12%	1.19%
Allowance for credit losses to loans and leases held for investment, excluding PPP loans	1.12%	1.20%

The allowance for credit losses decreased by $1.2 million in the first quarter of 2022 to $272.5 million at March 31, 2022. The decrease in the allowance for credit losses during the first quarter of 2022 was attributable to $1.2 million in net charge-offs. The allowance for credit losses ratio, excluding PPP loans, of 1.12% remains robust and moderately higher than the pre-pandemic level of 0.97% as of the January 1, 2020 CECL adoption date.

Net charge-offs were $1.2 million for the first quarter of 2022 as gross charge-offs of $3.2 million were reduced by recoveries of $2.0 million.

Net charge-offs were $0.2 million for the fourth quarter of 2021 as gross charge-offs of $4.4 million were reduced by recoveries of $4.2 million.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics	2022	2021	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$66,538	$61,174	$5,364
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	304	12,843	(12,539)
Total nonperforming assets ("NPAs")	$66,842	$74,017	$(7,175)

Performing TDRs held for investment	$16,781	$24,430	$(7,649)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.27%	0.27%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.27%	0.32%
Allowance for credit losses to nonaccrual loans and leases held for investment	409.5%	447.3%

Loan and Lease Credit Risk Ratings:
Pass	$23,892,689	$22,433,833	$1,458,856
Special mention	377,315	391,611	(14,296)
Classified	82,068	116,104	(34,036)
Total loans and leases held for investment, net of deferred fees	$24,352,072	$22,941,548	$1,410,524

Classified loans and leases held for investment to loans and leases held for investment	0.34%	0.51%

(1)	Nonaccrual loans include SBA guaranteed amounts of $13.4 million at March 31, 2022 and $22.1 million at December 31, 2021.

Since downgrading certain loans at the onset of the pandemic in the first quarter of 2020 given all the uncertainty at the time, special mention loans and leases have decreased by $521.3 million or 58% from their peak in the first quarter of 2020, while classified loans and leases have decreased by $211.2 million or 72% from their peak in the second quarter of 2020, and each have continued to decline in the first quarter of 2022. Classified loans and leases are now below pre-pandemic levels, while special mention loans and leases are also approaching pre-pandemic levels. Nonaccrual loans and leases increased by $5.4 million to $66.5 million in the first quarter of 2022 due primarily to an increase in nonaccrual short-term, single-family residential renovation loans. With this product, it is common for the borrower to let the loan become delinquent once they enter escrow to sell the renovated home as the loan will be paid off through the closing of escrow.

In the first quarter of 2022, we sold our largest foreclosed asset with a book value of $12.6 million, which resulted in a gain on sale of $3.2 million.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	March 31, 2022		December 31, 2021		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$32,071	$2,090	$27,540	$2,165	$4,531	$(75)
Income producing and other residential	17,463	31,103	12,292	39,929	5,171	(8,826)
Total real estate mortgage	49,534	33,193	39,832	42,094	9,702	(8,901)
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	6,215	21,413	4,715	5,031	1,500	16,382
Total real estate construction and land	6,215	21,413	4,715	5,031	1,500	16,382
Commercial:
Asset-based	1,323	-	1,464	-	(141)	-
Venture capital	3,659	-	2,799	-	860	-
Other commercial	5,420	47	11,950	630	(6,530)	(583)
Total commercial	10,402	47	16,213	630	(5,811)	(583)
Consumer	387	994	414	1,004	(27)	(10)
Total held for investment	$66,538	$55,647	$61,174	$48,759	$5,364	$6,888

The increase in accruing and 30-89 days past due loans in the residential real estate construction category is primarily due to an increase in short-term, single-family residential renovation loans. With this product, it is common for the borrower to let the loan become delinquent once they enter escrow to sell the renovated home as the loan will be paid off through the closing of escrow. This increase in accruing and 30-89 days past due loans was offset partially by a decrease in the income producing and other residential loans category, which was due mainly to a reduction in past due purchased single-family loans.

CAPITAL

Our capital ratios decreased during the first quarter of 2022 as risk-weighted assets grew by $1.8 billion primarily as a result of loan growth. We are considering various non-common equity capital enhancing strategies, such as a preferred offering depending on market conditions, to increase capital given our growth in the last three quarters and anticipated future loan growth. The following table presents certain actual capital ratios and ratios excluding PPP loans:

	March 31, 2022
		Excluding		December 31,
		PPP		2021
	Actual (1)	Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	7.11%	7.13	%(3)	6.84%
Common equity tier 1 capital ratio	8.64%	8.64%		8.86%
Tier 1 capital ratio	9.07%	9.07%		9.32%
Total capital ratio	12.27%	12.27%		12.69%
Risk-weighted assets (in thousands)	$30,297,945	$30,297,945		$28,508,808
Tangible common equity ratio (2)	5.83%	5.84	%(3)	6.54%

(1)	Capital information for March 31, 2022 is preliminary.
(2)	Non-GAAP measure.
(3)	PPP loans have been excluded from total assets in the denominator as they are zero risk-weighted.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $39 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank is focused on relationship-based business banking to small, middle-market, and venture-backed businesses nationwide. The Bank offers a broad range of loan and lease and deposit products and services through 69 full-service branches located in California, one branch located in Durham, North Carolina, one branch located in Denver, Colorado, and numerous loan production offices across the country. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. The Bank also offers financing of business-purpose, non-owner-occupied investor properties through Civic, a wholly-owned subsidiary. The Bank also provides a specialized suite of services for the HOA industry. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. The ongoing COVID-19 pandemic continues to affect PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain due in part to the new variants of COVID-19. The risks from the COVID-19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,	March 31,
	2022	2021	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$205,446	$112,548	$177,199
Interest-earning deposits in financial institutions	1,865,235	3,944,686	5,517,667
Total cash and cash equivalents	2,070,681	4,057,234	5,694,866

Securities available-for-sale, at estimated fair value	9,975,109	10,694,458	5,941,690
Federal Home Loan Bank stock, at cost	17,250	17,250	17,250
Total investment securities	9,992,359	10,711,708	5,958,940

Loans held for sale	-	-	25,554

Gross loans and leases held for investment	24,439,749	23,026,308	19,055,165
Deferred fees, net	(87,677)	(84,760)	(75,937)
Total loans and leases held for investment, net of deferred fees	24,352,072	22,941,548	18,979,228
Allowance for loan and lease losses	(197,398)	(200,564)	(292,445)
Total loans and leases held for investment, net	24,154,674	22,740,984	18,686,783

Equipment leased to others under operating leases	325,305	339,150	327,413
Premises and equipment, net	51,011	46,740	39,622
Foreclosed assets, net	304	12,843	14,298
Goodwill	1,405,736	1,405,736	1,204,092
Core deposit and customer relationship intangibles, net	41,308	44,957	21,312
Other assets	1,208,261	1,083,992	883,653
Total assets	$39,249,639	$40,443,344	$32,856,533

LIABILITIES:
Noninterest-bearing deposits	$14,057,051	$14,543,133	$11,017,462
Interest-bearing deposits	19,167,844	20,454,624	17,205,829
Total deposits	33,224,895	34,997,757	28,223,291
Borrowings	991,000	-	19,750
Subordinated debt	863,880	863,283	465,814
Accrued interest payable and other liabilities	519,269	582,674	493,541
Total liabilities	35,599,044	36,443,714	29,202,396
STOCKHOLDERS' EQUITY (1)	3,650,595	3,999,630	3,654,137
Total liabilities and stockholders’ equity	$39,249,639	$40,443,344	$32,856,533

Book value per share	$30.52	$33.45	$30.68
Tangible book value per share (2)	$18.42	$21.31	$20.39
Shares outstanding	119,601,766	119,584,854	119,105,642

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(376,475)	$65,968	$106,381
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$267,759	$263,662	$241,544
Investment securities	53,422	48,469	30,265
Deposits in financial institutions	1,723	2,674	1,528
Total interest income	322,904	314,805	273,337

Interest expense:
Deposits	6,208	6,622	7,500
Borrowings	161	64	193
Subordinated debt	7,818	7,714	4,375
Total interest expense	14,187	14,400	12,068

Net interest income	308,717	300,405	261,269
Provision for credit losses	-	(6,000)	(48,000)
Net interest income after provision for credit losses	308,717	306,405	309,269

Noninterest income:
Service charges on deposit accounts	3,571	3,476	2,934
Other commissions and fees	11,580	10,633	9,158
Leased equipment income	13,094	12,602	11,354
Gain on sale of loans and leases	60	172	139
Gain on sale of securities	104	999	101
Dividends and (losses) gains on equity investments	(11,375)	(1,570)	10,904
Warrant income	629	23,990	6,123
Other income	3,155	7,080	4,116
Total noninterest income	20,818	57,382	44,829

Noninterest expense:
Compensation	92,240	99,700	79,882
Occupancy	15,200	14,656	14,054
Data processing	9,629	8,171	6,957
Other professional services	5,954	5,946	5,126
Insurance and assessments	5,490	5,032	4,903
Intangible asset amortization	3,649	3,876	3,079
Leased equipment depreciation	9,189	9,569	8,969
Foreclosed assets (income) expense, net	(3,353)	(260)	1
Acquisition, integration and reorganization costs	-	5,590	3,425
Customer related expense	12,655	6,175	4,818
Loan expense	5,157	5,627	3,193
Other expense	11,616	12,028	15,729
Total noninterest expense	167,426	176,110	150,136

Earnings before income taxes	162,109	187,677	203,962
Income tax expense	41,981	51,632	53,556
Net earnings	$120,128	$136,045	$150,406

Basic and diluted earnings per share	$1.01	$1.14	$1.27
Dividends declared and paid per share	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$120,128	$136,045	$150,406
Less: earnings allocated to unvested restricted stock (1)	(2,037)	(2,311)	(2,355)
Net earnings allocated to common shares	$118,091	$133,734	$148,051

Weighted average basic shares and unvested restricted stock outstanding	119,595	119,577	118,852
Less: weighted average unvested restricted stock outstanding	(2,246)	(2,314)	(2,003)
Weighted average basic shares outstanding	117,349	117,263	116,849

Basic earnings per share	$1.01	$1.14	$1.27

Diluted Earnings Per Share:
Net earnings allocated to common shares	$118,091	$133,734	$148,051

Weighted average diluted shares outstanding	117,349	117,263	116,849

Diluted earnings per share	$1.01	$1.14	$1.27

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$23,433,019	$269,521	4.66%	$21,367,665	$265,549	4.93%	$18,927,314	$242,846	5.20%
Investment securities (3)	10,397,709	55,594	2.17%	9,964,568	50,710	2.02%	5,383,140	32,329	2.44%
Deposits in financial institutions	3,083,159	1,723	0.23%	5,961,104	2,674	0.18%	4,790,231	1,528	0.13%
Total interest-earning assets (1)	36,913,887	326,838	3.59%	37,293,337	318,933	3.39%	29,100,685	276,703	3.86%
Other assets	2,969,417			3,064,810			2,315,197
Total assets	$39,883,304			$40,358,147			$31,415,882

Liabilities and Stockholders' Equity:
Interest checking	$7,094,623	1,776	0.10%	$7,767,211	2,041	0.10%	$6,401,869	2,232	0.14%
Money market	10,852,454	3,461	0.13%	10,226,366	3,400	0.13%	7,975,996	3,278	0.17%
Savings	642,709	39	0.02%	634,874	39	0.02%	572,959	35	0.02%
Time	1,278,609	932	0.30%	1,421,859	1,142	0.32%	1,493,267	1,955	0.53%
Total interest-bearing deposits	19,868,395	6,208	0.13%	20,050,310	6,622	0.13%	16,444,091	7,500	0.18%
Borrowings	298,444	161	0.22%	234,391	64	0.11%	226,053	193	0.35%
Subordinated debt	863,572	7,818	3.67%	862,777	7,714	3.55%	466,101	4,375	3.81%
Total interest-bearing liabilities	21,030,411	14,187	0.27%	21,147,478	14,400	0.27%	17,136,245	12,068	0.29%
Noninterest-bearing demand deposits	14,463,667			14,713,385			10,173,459
Other liabilities	541,745			543,017			488,930
Total liabilities	36,035,823			36,403,880			27,798,634
Stockholders' equity	3,847,481			3,954,267			3,617,248
Total liabilities and stockholders' equity	$39,883,304			$40,358,147			$31,415,882
Net interest income (1)		$312,651			$304,533			$264,635
Net interest spread (1)			3.32%			3.12%			3.57%
Net interest margin (1)			3.43%			3.24%			3.69%

Total deposits (4)	$34,332,062	$6,208	0.07%	$34,763,695	$6,622	0.08%	$26,617,550	$7,500	0.11%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $5.7 million, $6.4 million, and $1.2 million for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(3)	Includes tax-equivalent adjustments of $2.2 million, $2.2 million, and $2.1 million for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021 related to tax-exempt income on investment securities.
The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$205,446	$112,548	$174,585	$179,505	$177,199
Interest-earning deposits in financial institutions	1,865,235	3,944,686	3,524,613	5,678,587	5,517,667
Total cash and cash equivalents	2,070,681	4,057,234	3,699,198	5,858,092	5,694,866

Securities available-for-sale	9,975,109	10,694,458	9,276,926	7,198,608	5,941,690
Federal Home Loan Bank stock	17,250	17,250	17,250	17,250	17,250
Total investment securities	9,992,359	10,711,708	9,294,176	7,215,858	5,958,940

Loans held for sale	-	-	-	-	25,554

Gross loans and leases held for investment	24,439,749	23,026,308	20,588,255	19,580,731	19,055,165
Deferred fees, net	(87,677)	(84,760)	(77,235)	(74,474)	(75,937)
Total loans and leases held for investment, net of deferred fees	24,352,072	22,941,548	20,511,020	19,506,257	18,979,228
Allowance for loan and lease losses	(197,398)	(200,564)	(203,733)	(225,600)	(292,445)
Total loans and leases held for investment, net	24,154,674	22,740,984	20,307,287	19,280,657	18,686,783

Equipment leased to others under operating leases	325,305	339,150	334,275	313,574	327,413
Premises and equipment, net	51,011	46,740	47,246	39,541	39,622
Foreclosed assets, net	304	12,843	13,364	13,227	14,298
Goodwill	1,405,736	1,405,736	1,204,118	1,204,118	1,204,092
Core deposit and customer relationship intangibles, net	41,308	44,957	15,533	18,423	21,312
Other assets	1,208,261	1,083,992	970,479	924,497	883,653
Total assets	$39,249,639	$40,443,344	$35,885,676	$34,867,987	$32,856,533

LIABILITIES:
Noninterest-bearing deposits	$14,057,051	$14,543,133	$12,881,806	$11,252,286	$11,017,462
Interest-bearing deposits	19,167,844	20,454,624	17,677,939	18,394,748	17,205,829
Total deposits	33,224,895	34,997,757	30,559,745	29,647,034	28,223,291
Borrowings	991,000	-	-	6,625	19,750
Subordinated debt	863,880	863,283	862,447	861,788	465,814
Accrued interest payable and other liabilities	519,269	582,674	545,050	505,859	493,541
Total liabilities	35,599,044	36,443,714	31,967,242	31,021,306	29,202,396
STOCKHOLDERS' EQUITY (1)	3,650,595	3,999,630	3,918,434	3,846,681	3,654,137
Total liabilities and stockholders’ equity	$39,249,639	$40,443,344	$35,885,676	$34,867,987	$32,856,533

Book value per share	$30.52	$33.45	$32.77	$32.17	$30.68
Tangible book value per share (2)	$18.42	$21.31	$22.57	$21.95	$20.39
Shares outstanding	119,601,766	119,584,854	119,579,566	119,555,102	119,105,642

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(376,475)	$65,968	$98,859	$145,516	$106,381
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(In thousands, except per share data)
Interest income:
Loans and leases	$267,759	$263,662	$246,722	$244,529	$241,544
Investment securities	53,422	48,469	40,780	33,954	30,265
Deposits in financial institutions	1,723	2,674	2,580	2,022	1,528
Total interest income	322,904	314,805	290,082	280,505	273,337

Interest expense:
Deposits	6,208	6,622	6,417	7,269	7,500
Borrowings	161	64	101	265	193
Subordinated debt	7,818	7,714	7,722	6,663	4,375
Total interest expense	14,187	14,400	14,240	14,197	12,068

Net interest income	308,717	300,405	275,842	266,308	261,269
Provision for credit losses	-	(6,000)	(20,000)	(88,000)	(48,000)
Net interest income after provision for credit losses	308,717	306,405	295,842	354,308	309,269

Noninterest income:
Service charges on deposit accounts	3,571	3,476	3,407	3,452	2,934
Other commissions and fees	11,580	10,633	11,792	10,704	9,158
Leased equipment income	13,094	12,602	10,943	10,847	11,354
Gain on sale of loans and leases	60	172	-	1,422	139
Gain on sale of securities	104	999	515	-	101
Dividends and (losses) gains on equity investments	(11,375)	(1,570)	8,387	5,394	10,904
Warrant income	629	23,990	13,578	5,650	6,123
Other income	3,155	7,080	2,723	2,902	4,116
Total noninterest income	20,818	57,382	51,345	40,371	44,829

Noninterest expense:
Compensation	92,240	99,700	98,061	90,807	79,882
Occupancy	15,200	14,656	14,928	14,784	14,054
Data processing	9,629	8,171	7,391	7,758	6,957
Other professional services	5,954	5,946	5,164	5,256	5,126
Insurance and assessments	5,490	5,032	3,685	3,745	4,903
Intangible asset amortization	3,649	3,876	2,890	2,889	3,079
Leased equipment depreciation	9,189	9,569	8,603	8,614	8,969
Foreclosed assets (income) expense, net	(3,353)	(260)	165	(119)	1
Acquisition, integration and reorganization costs	-	5,590	200	200	3,425
Customer related expense	12,655	6,175	4,538	4,973	4,818
Loan expense	5,157	5,627	4,180	4,031	3,193
Other expense	11,616	12,028	9,616	8,812	15,729
Total noninterest expense	167,426	176,110	159,421	151,750	150,136

Earnings before income taxes	162,109	187,677	187,766	242,929	203,962
Income tax expense	41,981	51,632	47,770	62,417	53,556
Net earnings	$120,128	$136,045	$139,996	$180,512	$150,406

Basic and diluted earnings per share	$1.01	$1.14	$1.17	$1.52	$1.27
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.22%	1.34%	1.55%	2.11%	1.94%
Pre-provision, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.65%	1.79%	1.86%	1.81%	2.01%
Return on average equity (1)	12.66%	13.65%	14.18%	19.36%	16.86%
Return on average tangible equity (1)(2)	20.93%	22.06%	21.03%	29.25%	25.67%
Efficiency ratio	50.1%	46.2%	47.2%	47.9%	46.4%
Noninterest expense as a percentage of average assets (1)	1.70%	1.73%	1.76%	1.77%	1.94%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	4.66%	4.93%	5.01%	5.18%	5.20%
Average investment securities (3)	2.17%	2.02%	2.12%	2.23%	2.44%
Average interest-earning assets (3)	3.59%	3.39%	3.50%	3.57%	3.86%
Cost of:
Average interest-bearing deposits	0.13%	0.13%	0.14%	0.16%	0.18%
Average total deposits	0.07%	0.08%	0.08%	0.10%	0.11%
Average interest-bearing liabilities	0.27%	0.27%	0.29%	0.30%	0.29%
Net interest spread (3)	3.32%	3.12%	3.21%	3.27%	3.57%
Net interest margin (3)	3.43%	3.24%	3.33%	3.40%	3.69%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$23,433,019	$21,367,665	$19,670,671	$19,057,420	$18,927,314
Investment securities	10,397,709	9,964,568	8,047,098	6,492,721	5,383,140
Deposits in financial institutions	3,083,159	5,961,104	5,657,768	6,347,764	4,790,231
Interest-earning assets	36,913,887	37,293,337	33,375,537	31,897,905	29,100,685
Total assets	39,883,304	40,358,147	35,871,664	34,326,112	31,415,882
Liabilities:
Noninterest-bearing deposits	14,463,667	14,713,385	12,198,313	11,304,757	10,173,459
Interest-bearing deposits	19,868,395	20,050,310	18,130,694	17,817,053	16,444,091
Total deposits	34,332,062	34,763,695	30,329,007	29,121,810	26,617,550
Borrowings	298,444	234,391	238,335	225,446	226,053
Subordinated debt	863,572	862,777	862,272	735,725	466,101
Interest-bearing liabilities	21,030,411	21,147,478	19,231,301	18,778,224	17,136,245
Stockholders' equity	3,847,481	3,954,267	3,916,621	3,739,042	3,617,248

(1)	Annualized.
(2)	Non-GAAP measure.
(3)	Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
	(Dollars in thousands, except per share data)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.27%	0.27%	0.31%	0.29%	0.36%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.27%	0.32%	0.38%	0.36%	0.43%
Classified loans and leases held for investment to loans and leases held for investment	0.34%	0.51%	0.69%	0.75%	0.86%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	0.00%	(0.11)%	(0.40)%	(1.85)%	(1.03)%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.02%	0.00%	0.01%	(0.11)%	0.06%
Trailing 12 months net charge-offs to average loans and leases held for investment	(0.02)%	(0.01)%	0.09%	0.27%	0.37%
Allowance for loan and lease losses to loans and leases held for investment	0.81%	0.87%	0.99%	1.16%	1.54%
Allowance for credit losses to loans and leases held for investment	1.12%	1.19%	1.36%	1.54%	2.02%
Allowance for credit losses to nonaccrual loans and leases held for investment	409.5%	447.3%	433.8%	528.4%	566.2%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	7.11%	6.84%	8.05%	7.67%	7.95%
Common equity tier 1 capital ratio (1)	8.64%	8.86%	10.15%	10.41%	10.39%
Tier 1 capital ratio (1)	9.07%	9.32%	10.65%	10.41%	10.39%
Total capital ratio (1)	12.27%	12.69%	14.36%	14.99%	13.60%
Risk-weighted assets (1)	$30,297,945	$28,508,808	$26,057,583	$24,274,256	$23,012,350

Equity to assets ratio	9.30%	9.89%	10.92%	11.03%	11.12%
Tangible common equity ratio (2)	5.83%	6.54%	7.79%	7.80%	7.68%
Book value per share	$30.52	$33.45	$32.77	$32.17	$30.68
Tangible book value per share (2)	$18.42	$21.31	$22.57	$21.95	$20.39

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	7.31%	7.00%	8.40%	8.47%	8.83%
Common equity tier 1 capital ratio (1)	9.32%	9.56%	11.12%	11.51%	11.54%
Tier 1 capital ratio (1)	9.32%	9.56%	11.12%	11.51%	11.54%
Total capital ratio (1)	11.45%	11.80%	13.59%	14.22%	12.80%

(1)	Capital information for March 31, 2022 is preliminary.
(2)	Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
PPNR and PPNR Return on Average Assets	2022	2021	2021

	(Dollars in thousands)
Net earnings	$120,128	$136,045	$150,406
Add: Provision for credit losses	-	(6,000)	(48,000)
Add: Income tax expense	41,981	51,632	53,556
Pre-provision, pre-tax net revenue ("PPNR")	$162,109	$181,677	$155,962

Average assets	$39,883,304	$40,358,147	$31,415,882

Return on average assets (1)	1.22%	1.34%	1.94%
PPNR return on average assets (2)	1.65%	1.79%	2.01%

(1)	Annualized net earnings divided by average assets.
(2)	Annualized PPNR divided by average assets.

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2022	2021	2021

	(Dollars in thousands)
Net earnings	$120,128	$136,045	$150,406
Add: Intangible asset amortization	3,649	3,876	3,079
Adjusted net earnings	$123,777	$139,921	$153,485

Average stockholders' equity	$3,847,481	$3,954,267	$3,617,248
Less: Average intangible assets	1,449,056	1,437,780	1,192,780
Average tangible common equity	$2,398,425	$2,516,487	$2,424,468

Return on average equity (1)	12.66%	13.65%	16.86%
Return on average tangible equity (2)	20.93%	22.06%	25.67%

(1)	Annualized net earnings divided by average stockholders' equity.
(2)	Annualized adjusted net earnings divided by average tangible common equity.

	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Common Equity Ratio/Tangible Book Value Per Share	2022	2021	2021	2021	2021

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,650,595	$3,999,630	$3,918,434	$3,846,681	$3,654,137
Less: Intangible assets	1,447,044	1,450,693	1,219,651	1,222,541	1,225,404
Tangible common equity	$2,203,551	$2,548,937	$2,698,783	$2,624,140	$2,428,733

Total assets	$39,249,639	$40,443,344	$35,885,676	$34,867,987	$32,856,533
Less: Intangible assets	1,447,044	1,450,693	1,219,651	1,222,541	1,225,404
Tangible assets	$37,802,595	$38,992,651	$34,666,025	$33,645,446	$31,631,129

Equity to assets ratio	9.30%	9.89%	10.92%	11.03%	11.12%
Tangible common equity ratio (1)	5.83%	6.54%	7.79%	7.80%	7.68%

Book value per share	$30.52	$33.45	$32.77	$32.17	$30.68
Tangible book value per share (2)	$18.42	$21.31	$22.57	$21.95	$20.39
Shares outstanding	119,601,766	119,584,854	119,579,566	119,555,102	119,105,642

(1)	Tangible common equity divided by tangible assets.
(2)	Tangible common equity divided by shares outstanding.

CONTACTS

Matthew P. Wagner President and CEO 303.802.8900	Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466